UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

POWERSECURE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 31, 2011, the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), adopted a plan to exit the business and sell the assets of PowerPackages, Inc., a Delaware corporation and a subsidiary of the Company (“PowerPackages”), which operated a medium speed engine business that the Company started in mid-2009 through the acquisition of inventory and equipment necessary to enter the business. The Board adopted this plan of disposition after evaluating the prospects for the PowerPackages business, current market conditions and the Company’s opportunities to focus its time and resources in other areas which have higher potential to deliver near and mid-term revenue and profit growth.

The Company has initiated a plan to exit the business by December 31, 2011. The Company expects to incur losses from the impairment of long-lived assets associated with the business, as proceeds from the disposition of the business are expected to be less than its carrying value of approximately $4 million. The Company also expects to incur additional expenses related to the exit plan, including employee and facility-related costs. As a result, the Company expects to record pre-tax charges related to the PowerPackages business during its second quarter ended June 30, 2011, of $2-4 million. However, actual costs could differ materially from these estimates, and as of the date of this Report, the Company has not entered into any binding contract, obligation or other commitment to sell or otherwise dispose of the assets and business of PowerPackages, and there is no assurance it will be able to sell its assets, and if sold there is no assurance as to the timing or the terms of any sale, including the net proceeds to the Company and any additional costs incurred during the course of the exit process.

The results of the Company’s PowerPackages operations, including the loss on the disposition of the business, will be reported as continuing operations in its financial statements for the period ended June 30, 2011, and will remain in continuing operations until the disposition of the business is complete and operations cease, at which time it will be reclassified in to discontinued operations for all prior and subsequent periods. The Company expects that the exit of its PowerPackages business will result in savings of approximately $1 million in on-going expenses annually.

On June 2, 2011, the Company issued a press release relating to the exit of its PowerPackages business, the full text of which is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

Item 8.01 Other Events

On June 2, 2011, the Company monetized its interest in a water disposal and recycling business in Colorado, referred to as the “WaterSecure operations”, in which it owns a minority equity interest, pursuant to the sale of substantially all of the assets and business of the WaterSecure operations for cash. The assets of the WaterSecure operations, which were sold to an unaffiliated third party (the “Purchaser”), were owned by Marcum-Midstream 1995-2 Business Trust, a Delaware statutory trust, and Marcum Midstream 1995-2 EC Holding, LLC, a Delaware limited liability company (collectively, the “Trust”). The Company’s minority interest in the Trust is owned through its wholly-owned subsidiary WaterSecure Holdings, Inc., a Colorado corporation (“WaterSecure”).

In connection with the sale of the assets of the Trust, the Trust paid off its long-term debt to facilitate the transfer of its assets free and clear of any liens, and retained its working capital. The Trust intends to collect its outstanding accounts receivable and to pay off the remainder of its liabilities, including its accounts payable, taxes, employee compensation, and other debts and obligations, and to distribute its remaining net cash, subject to an appropriate reserve for its remaining debts and liabilities, to its shareholders, including the Company. A portion of the cash purchase price will be held in escrow for twelve months, subject to extension for claims made during that one year, in order to cover the indemnification obligations of the Trust to the Purchaser relating to various representations and warranties by the Trust to the Purchaser. The Trust intends to distribute to its shareholders any additional amounts of working capital that it collects as it deems appropriate and to distribute any amounts remaining in the escrow after the expiration of the one-year Escrow period, on the same basis.

As a result of the sale of the WaterSecure operations, the Company expects to receive approximately $27 million of cash proceeds, including approximately $25 million in connection with the closing of the sale, and approximately $2 million which was placed in escrow and will be distributed in twelve months subject to post-closing adjustments and contingencies.

PowerSecure will record a pre-tax gain on the sale of approximately $21 million in its second quarter ended June 30, 2011. The results of the Company’s WaterSecure operations, including the gain on the sale, will be reported as continuing operations in its financial statements for the period ended June 30, 2011, and will continue to be reported as part of its continuing operations for all prior and subsequent periods. The Company expects that the gain on the sale of the WaterSecure operations will utilize the majority of its $25 million of tax net operating loss carry-forwards in 2011, which will minimize the cash tax liability from the sale, but will also result in an increased effective tax rate in future periods that the Company expects will approximate statutory tax rates.

On June 2, 2011, the Company issued a press release relating to the sale, the full text of which is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

This Current Report on Form 8-K and the press release filed herewith as Exhibit 99.1 contains forward-looking statements made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements about management estimates of the proceeds and gains related to the sale of its WaterSecure operations, as well as charges, costs and cash expenditures expected to be incurred in connection with the discontinuance of the PowerPackages business. These forward-looking statements are based upon information available to management as of the date hereof. Actual results may differ material from the anticipated results because of certain risks and uncertainties including, but not limited to, higher than expected or different PowerPackages disposition expenses, lower than expected or different proceeds realized from the WaterSecure sale due to escrow reductions or additional liabilities paid, and other risks, uncertainties and other factors that may affect the Company is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of PowerSecure International, Inc., issued June 2, 2011, announcing sale of its WaterSecure operations and the exit of its PowerPackages business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By: /s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: June 2, 2011

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